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                                  EXHIBIT 23.1

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference of our report dated January 28, 1999 included in UST Corp.'s Annual Report on Form 10-K for the year ended December 31, 1998 into UST Corp.'s previously filed Registration Statements No. 033-56687, 033-38836 and 333-05911.

/s/ ARTHUR ANDERSEN LLP

Boston, Massachusetts
March 25, 1999